410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Third Quarter and First Nine Months of Fiscal 2016 Results

CHICAGO-(June 6, 2016)-Oil-Dri Corporation of America (NYSE: ODC) today announced a net loss for the third quarter of fiscal 2016 of $892,000, or ($0.13) per diluted share, compared to net income of $1,385,000, or $0.19 of earnings per diluted share, in the same quarter of the prior year. Net sales of $64,235,000 in the quarter decreased by 1% compared to net sales of $65,196,000 in the same quarter of the prior year.

Despite the recent quarter’s loss, net income for the first nine-months was $8,352,000, or $1.15 of earnings per diluted share, a 31% increase compared to net income of $6,302,000, or $0.88 of earnings per diluted share, in the same period of fiscal 2015. Net sales for the nine-month period were $197,397,000, a 1% increase compared to net sales of $195,883,000 in the same period one year ago.

BUSINESS REVIEW

President and Chief Executive Officer Daniel S. Jaffee said, “The $892,000 loss reported for the quarter is primarily the result of an increase of $7,279,000 in Selling, General and Administrative Expenses (“SG&A expense”) compared to the same quarter a year ago. The increased SG&A expense was in support of our Cat’s Pride Fresh & Light Ultimate Care cat litter. Our cash and short-term investments have nearly doubled in the past year despite the increased spending to support our Ultimate Care products.

“Our integrated marketing campaign featuring Katherine Heigl, which was described in depth in a press release issued on March 7, 2016, is off to a great start. In addition to network television advertising, Katherine Heigl recently appeared on the popular ABC network daytime television program “The View,” which has millions of viewers. During the episode, she talked about Cat’s Pride and our partnership with the Jason Debus Heigl Foundation. Katherine Heigl also spoke about her foundation’s partnership with Cat’s

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

Pride on the Howard Stern show, which also has millions of followers on Sirius XM radio.

“Third party market research data for the latest four-week period ending May 22, 2016 detailed that sales of Ultimate Care grew 63% and Fresh & Light grew 12%. In the twelve-week period, Ultimate Care was up 38% and Fresh & Light was up 0.5%. The two brands now have a combined market share of 2.5% for the four-week period and 2.4% for the twelve-week period.

“We also experienced continued positive results in the Business to Business segment with increases in both sales and income for the quarter and nine-month periods.

“Both segments contributed to the significant increase in gross profit margin of 28.9% compared to 22.1% for the quarter and 29.5% compared to 22.2% for the nine-month period.”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

SEGMENT REVIEW

BUSINESS TO BUSINESS

Third Quarter Results
	Three-Month Period
	February 1 - April 30		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$22,473,000	$21,854,000	3%
Segment Income	$7,304,000	$6,676,000	9%

Nine-Month Results
	Nine-Month Period
	August 1 - April 30		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$70,919,000	$68,549,000	3%
Segment Income	$24,049,000	$20,990,000	15%

Sales of our Amlan animal health products increased 13% in the quarter, driven by sales in China and other Asian markets. Year-to-date sales of Amlan products were equal to the prior year.

Our fluids purification products recorded higher sales to customers in both the quarter and the nine-month periods.

Verge engineered granules and Agsorb agricultural carriers were essentially flat for the quarter but reported 17% higher sales for the nine-month period.

Segment income improved in both periods due to lower natural gas, freight and packaging costs, which more than offset increased marketing costs supporting the launch of Varium and NeoPrime, our two newest intestinal health products.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

RETAIL AND WHOLESALE

Third Quarter Results
	Three-Month Period
	February 1 - April 30		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$41,762,000	$43,342,000	-4%
Segment (Loss) Income	$(4,015,000)	$373,000	-1,176%

Nine-Month Results
	Nine-Month Period
	August 1 - April 30		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$126,478,000	$127,334,000	-1%
Segment Income	$5,682,000	$2,521,000	125%

During the quarter, we continued executing our strategy of selling more profitable cat litter and shedding lower margin products. Sales of our profitable private label lightweight products did not fully offset the sales decline in the overall coarse cat litter segment. Sales of our Cat's Pride Fresh & Light litters were up for the quarter and the nine-month periods.

The costs associated with our marketing campaign for our Cat’s Pride Fresh & Light Ultimate Care products resulted in a segment loss in the third quarter. However, segment income improved over the prior nine-month period despite these increased marketing costs. A favorable product mix, reduced trade spending and lower costs for natural gas, freight and packaging contributed to the higher nine-month segment income. The costs associated with our marketing campaign are reflected in SG&A expense, while trade spending impacts net sales.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

FINANCIAL REVIEW

Cash, cash equivalents, and short-term investments at April 30, 2016 totaled $27,687,000, compared to $14,859,000 a year ago.

Cash provided by operating activities was $19,409,000 for the nine months ended April 30, 2016, which was $3,141,000 higher than the $16,268,000 for the same period last year, due to higher net income and overall positive changes in working capital.

Capital expenditures for the nine months ended April 30, 2016 totaled $7,052,000, which was $1,939,000 less than depreciation and amortization of $8,991,000. By comparison, capital expenditures totaled $13,945,000 in the same period of last year.

On March 15, 2016, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.21 per share of outstanding Common Stock and $0.1575 per share of outstanding Class B Stock. The dividends were paid on June 3, 2016, to stockholders of record at the close of business on May 20, 2016. The Company has paid cash dividends continuously since 1974. At the end of the third quarter, the annualized dividend yield on the Company’s Common Stock was 2.5%, based on the closing stock price on April 29, 2016 of $33.36 per share and the latest quarterly cash dividend of $0.21 per share.

LOOKING FORWARD

President and Chief Executive Officer Daniel Jaffee continued, “In addition to the overall sales growth mentioned previously, third party market research data also shows strong repeat purchases of Ultimate Care products. Our goal is to continue to create brand and product awareness and gain consumer trials of what we believe is the best performing lightweight litter on the market.

“We are pleased with our strong cash position and intend to continue our integrated marketing campaign in support of Cat’s Pride Fresh & Light Ultimate Care in the fourth quarter of fiscal year 2016 and throughout fiscal year 2017. Our Board of Directors will consider raising our dividend for the 13th consecutive year at its June 9, 2016 meeting.”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

###

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty, industrial and automotive markets and is a leading manufacturer of cat litter.

The Company will offer a live webcast of the third quarter earnings teleconference on Wednesday, June 8, 2016 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

“Oil-Dri,” “Cat’s Pride,” “Fresh & Light,” “Fresh & Light Ultimate Care,” “Agsorb,” “Pure-Flo,” “Verge,” and “Amlan” are registered trademarks of Oil-Dri Corporation of America. “Varium,” and “NeoPrime” are trademark of Oil-Dri Corporation of America. “The View” is a trademark of The ABC Television Network. The “Jason Debus Heigl Foundation” is a trademark of the Jason Debus Heigl Foundation. “The Howard Stern Show” is a trademark of The Howard Stern Production Company, Inc. “SiriusXM” is a trademark of SiriusXM Radio Inc.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Third Quarter Ended April 30,
	2016	% of Sales	2015	% of Sales
Net Sales	$64,235	100.0%	$65,196	100.0%
Cost of Sales	(45,667)	71.1%	(50,763)	77.9%
Gross Profit	18,568	28.9%	14,433	22.1%
Selling, General and Administrative Expenses	(19,803)	30.8%	(12,524)	19.2%
Operating (Loss) Income	(1,235)	(1.9)%	1,909	2.9%
Interest Expense	(257)	0.4%	(329)	0.5%
Other Income	259	(0.4)%	322	(0.5)%
(Loss) Income Before Income Taxes	(1,233)	(1.9)%	1,902	2.9%
Income Taxes	341	(0.5)%	(517)	0.8%
Net (Loss) Income	$(892)	(1.4)%	$1,385	2.1%
Net (Loss) Income Per Share:
Basic Common	$(0.14)		$0.21
Basic Class B Common	$(0.10)		$0.16
Diluted	$(0.13)		$0.19
Average Shares Outstanding:
Basic Common	4,986		4,957
Basic Class B Common	2,055		2,022
Diluted	7,041		7,046

	Nine Months Ended April 30,
	2016	% of Sales	2015	% of Sales
Net Sales	$197,397	100.0%	$195,883	100.0%
Cost of Sales	(139,114)	70.5%	(152,448)	77.8%
Gross Profit	58,283	29.5%	43,435	22.2%
Selling, General and Administrative Expenses	(46,342)	23.5%	(34,085)	17.4%
Operating Income	11,941	6.0%	9,350	4.8%
Interest Expense	(768)	0.4%	(1,018)	0.5%
Other Income	203	(0.1)%	321	(0.2)%
Income Before Income Taxes	11,376	5.8%	8,653	4.4%
Income Taxes	(3,024)	1.5%	(2,351)	1.2%
Net Income	$8,352	4.2%	$6,302	3.2%
Net Income Per Share:
Basic Common	$1.25		$0.96
Basic Class B Common	$0.94		$0.72
Diluted	$1.15		$0.88
Average Shares Outstanding:
Basic Common	4,981		4,953
Basic Class B Common	2,049		2,018
Diluted	7,085		7,034

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

		As of April 30,
		2016	2015
Current Assets
Cash and Cash Equivalents		$17,194	$14,379
Short-term Investments		10,493	480
Accounts Receivable, Net		29,161	31,965
Inventories		25,025	24,285
Prepaid Expenses		8,072	7,382
Total Current Assets		89,945	78,491
Property, Plant and Equipment, Net		79,489	80,547
Other Assets		26,715	26,388
Total Assets		$196,149	$185,426

Current Liabilities
Current Maturities of Notes Payable		$3,083	$3,483
Accounts Payable		6,002	6,165
Dividends Payable		1,407	1,310
Accrued Expenses		20,155	17,771
Total Current Liabilities		30,647	28,729
Noncurrent Liabilities
Notes Payable		12,333	15,417
Other Noncurrent Liabilities		36,618	33,910
Total Noncurrent Liabilities		48,951	49,327
Stockholders' Equity		116,551	107,370
Total Liabilities and Stockholders' Equity		$196,149	$185,426

Book Value Per Share Outstanding		$16.58	$15.40

Acquisitions of:
Property, Plant and Equipment	Third Quarter	$2,257	$4,025
	Year To Date	$7,052	$13,945
Depreciation and Amortization Charges	Third Quarter	$3,077	$3,019
	Year To Date	$8,991	$8,955

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Nine Months Ended
	April 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$8,352	$6,302
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	8,991	8,955
Decrease (Increase) in Accounts Receivable	2,140	(1,183)
(Increase) Decrease in Inventories	(3,653)	198
Decrease in Accounts Payable	(1,383)	(691)
Increase in Accrued Expenses	3,365	348
Increase in Pension and Postretirement Benefits	757	144
Other	840	2,195
Total Adjustments	11,057	9,966
Net Cash Provided by Operating Activities	19,409	16,268

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(7,052)	(13,945)
Restricted Cash	—	129
Net (Purchase) Dispositions of Investment Securities	(8,297)	2,161
Other	256	1,033
Net Cash Used in Investing Activities	(15,093)	(10,622)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,484)	(3,500)
Dividends Paid	(4,190)	(3,937)
Purchase of Treasury Stock	(18)	(122)
Other	349	83
Net Cash Used in Financing Activities	(7,343)	(7,476)

Effect of exchange rate changes on cash and cash equivalents	83	(21)

Net Decrease in Cash and Cash Equivalents	(2,944)	(1,851)
Cash and Cash Equivalents, Beginning of Period	20,138	16,230
Cash and Cash Equivalents, End of Period	$17,194	$14,379

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256